Exhibit 1

                             SILVERLINE LETTERHEAD
[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE


          SILVERLINE TECHNOLOGIES LIMITED ANNOUNCES DELAY IN THE FILING
                       OF ITS ANNUAL REPORT ON FORM 20-F

PISCATAWAY, NJ - OCTOBER 16, 2002 - SILVERLINE TECHNOLOGIES LIMITED (NYSE:SLT AND BSE:SLVR), announced today that it would be unable to file its Annual Report on Form 20-F for the fiscal year ended March 31, 2002 on time with the Securities and Exchange Commission. The Company had previously filed an extension of the time to file its Annual Report on Form 20-F under Rule 12b-25 of the Securities Exchange Act of 1934, as amended, but has since determined that it will be unable to comply with the filing deadline imposed by such rule. The company is unable to complete its Annual Report on Form 20-F at this time because substantially all of management's attention has recently been devoted to negotiating the terms of the previously announced sale of one of its divisions, dealing with legal disputes and efforts to raise additional funds. The company anticipates filing its Annual Report on Form 20-F on or about November 29, 2002.

ABOUT SILVERLINE


Silverline Technologies Limited (NYSE: SLT and BSE: SLVR) is an international software development and integration services firm, with over 1,800 software professionals world-wide.

Silverline provides a comprehensive set of eBusiness consulting and IT services, including strategic consulting, creative design, technology integration and implementation, as well as management and maintenance of Internet and legacy applications.

Silverline focuses primarily on Global 2000 clients in key industry sectors, such as automotive/discrete manufacturing, financial services, healthcare/insurance, technology and telecommunications. The Company also has extensive experience in technologies such as mobile and wireless applications, ePayments and enterprise information portals, as well as in business processes such as customer relationship management (CRM), eProcurement and online marketplaces, channel management and employee enablement.

Silverline delivers its services through a global network of software development centers. At the heart of the network are core offshore centers in Chennai, Hyderabad and Mumbai, in India, and Cairo, Egypt. These centers support regional development facilities located close to clients throughout North America, Europe and Asia Pacific. With SEI CMM Level 4 and ISO 9001 certified processes, Silverline uses this Global Delivery Model to provide superior service, accelerated delivery and significant cost savings to clients around the world. Visit Silverline on the World Wide Web at www.silverline.com.


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NOTE: Silverline, the Silverline `S' logo and 'The Power of Approach' are registered trademarks and SeraNova, the SeraNova logo, `i-team and N/able are service marks of Silverline Technologies Ltd. in the United States and other countries. All other trademarks are the property of their owners.




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         SILVERLINE TECHNOLOGIES LIMITED ANNOUNCES DELAY IN THE FILING
                       OF ITS ANNUAL REPORT ON FORM 20-F



SAFE HARBOR STATEMENT


Except for the historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those than may be projected by these forward-looking statements. These risks and uncertainties include, but are not limited to competition, acquisitions, attracting, recruiting and retaining highly skilled employees, technology, law and regulatory policy and managing risks associated with customer projects as well as other risks detailed in the reports filed by Silverline Technologies Limited with the Securities and Exchange Commission. Silverline undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.


For further information please contact:

Investor:
US    - Ramji Srinivasulu, +1-732-584-5300
India - Mohnika Ahluwalia, +91-22-533-8160-64 ext. 2353

Media:
Lawrence Alfonso, +91-40-324-0189




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